                           SCHEDULE 14A INFORMATION
                                 (Rule 14a-101)
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[_] Preliminary Proxy Statement      [_] Confidential, For Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[_] Definitive Proxy Statement
[X] Definitive Additional Materials
[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             ILLINOVA CORPORATION
          -------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


          -------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of the transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials:

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                              ILLINOVA CORPORATION
                             500 South 27th Street
                            Decatur, Illinois  62525



                                                              September 29, 1999


Dear Shareholder:

We have previously sent to you proxy material for the Special Meeting of Shareholders of Illinova Corporation to be held on October 11, 1999. Your Board of Directors has unanimously recommended that shareholders vote in favor of the proposed merger with Dynegy Inc.

Since approval of the merger requires approval by holders of two-thirds of the outstanding shares, your vote is important, no matter how many or how few shares you may own. Whether or not you have already done so, please sign, date and return the enclosed proxy card today in the envelope provided.

Thank you for your support.


The Board of Directors of
ILLINOVA CORPORATION



            If you have any questions, or need assistance in voting
                 your shares, please call our proxy solicitor,

                           INNISFREE M&A INCORPORATED
                         TOLL-FREE, at 1-877-750-2689.

                                IMPORTANT NOTE:
               If you hold your shares through a bank or broker,
           you may be able to vote by telephone, or via the Internet.
            Please call Innisfree at 1-877-750-2689 for assistance.